                                                             Exhibit 99.906.CERT

                     CERTIFICATIONS PURSUANT TO SECTION 906
                            OF THE SARBANES-OXLEY ACT

     Vincent M. Marra, President, and Donna M. Handel, Treasurer of SunAmerica Focused Series, Inc., (the "Registrant"), each certify to the best of his or her knowledge that:

1. The attached Form N-CSR report of the Registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.

Dated: December 19, 2005

/s/ Vincent M. Marra
    ---------------
    Vincent M. Marra
    President

/s/ Donna M. Handel
    ---------------
    Donna M. Handel
    Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.